FREY & GOLDSTEIN LLP

ATTORNEYS AT LAW

MARK S. FREY
ADMITTED IN NEW YORK
GREG R. GOLDSTEIN
ADMITTED IN NEW YORK & CALIFORNIA
ROBERT J. HANTMAN, *Of Counsel*
ADMITTED IN NEW YORK, NEW JERSEY, PENNSYLVANIA & FLORIDA

SENDER'S E-MAIL:
mfrey@freygoldstein.com

June 21, 2005

<u>Via Facsimile # (954) 252- 4642</u>
John W. Poling
Chief Financial Officer
AGU Entertainment Corp.
3200 W. Oakland Park Boulevard
Lauderdale Lakes, Florida 33311

Re: Weisfeld, et. al. v. AGU Entertainment Corp.

Dear Mr. Poling:

Attached is a copy of the fully executed stipulation of settlement in the above captioned matter. Upon receipt of the first payment in the amount of $10,000, we will send you two originals for your file, and will also send the stipulation of discontinuance to Michael Simon, of Blank Rome's New York office, signed by my firm and ready for filing.

Very truly yours,

Mark S. Frey

MSF:ab
enc.
cc: Bruce Rosetto, Esq. (via facsimile, w/enc.)
Jarred Weisfeld (via email, w/o enc.)

432 PARK AVENUE SOUTH
SECOND FLOOR
NEW YORK, NEW YORK 10016
TEL. (212) 684-3929
FAX (212) 684-0920

10866 WILSHIRE BOULEVARD
SUITE 1100
LOS ANGELES, CALIFORNIA 90024
TEL. (310) 979-9980
FAX (310) 531-7406

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release ("Settlement Agreement") is made as of this 20th day of June, 2005, by and between AGU Entertainment Corp. ("AGU") and Jarred Weisfeld and Cherry Jones, individually and doing business as JarredCherry Productions LLC ("JarredCherry") (together the "Parties," and individually a "Party").

Recitals:

A. On or about March 15, 2005, JarredCherry commenced a proceeding before the Supreme Court of New York entitled *Jarred Weisfeld and Cherry Jones, individually and doing business as JarredCherry Productions LLC vs. AGU Entertainment Corp.*, Index No. 600285/05 (hereinafter "Litigation").

B. On or April 30, 2005, the Parties entered into a non-binding letter agreement delineating terms of a settlement of the Litigation.

C. The Parties having considered their respective positions, now wish to resolve their current differences on the terms and conditions set forth in this Settlement Agreement, without admitting or acknowledging the validity of the position taken by the other Parties in the course of Litigation.

NOW, THEREFORE, in consideration of the mutual promises, representations and covenants set forth in this Settlement Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, JarredCherry and AGU hereby agree as follows:

1. The complaint filed by JarredCherry in the Litigation shall be dismissed with prejudice within ten days from the date hereof, without costs to either Party.

2. Releases:

A. The execution and performance of this Settlement Agreement is not an admission of wrongdoing by any Party. The Parties have executed this Agreement and will execute a Stipulation of Dismissal With Prejudice solely and exclusively for the purpose of settling and resolving the Litigation. Each of the Parties continues to deny any liability or obligation to any other Party for or as a result of any of the matters and facts which are the subject of the Litigation. No Party has or will undertake any further obligation or liability to any other Party, except as specifically set forth in this Agreement, and, except for the matters expressly released herein, each Party otherwise retains and preserves all rights that he or it may possess, or may come to possess, now or at any time in the future.

B. In consideration of the promises and covenants contained in this Settlement Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, AGU does hereby release and forever discharge, JarredCherry and his/her/their representatives, heirs, beneficiaries, attorneys in fact or in law, successors and assigns, of and

CONFIDENTIAL

from any and all past, present or future claims, demands, actions, causes of action, suits in law or in equity, judgments, obligations, debts, agreements, covenants, liens, damages, expenses, losses, liabilities, damages, punitive damages, costs, expenses, and money benefits and compensation of any nature whatsoever, whether based on a tort, contract or other theory of recovery, from the beginning of the world to the date hereof, whether known or unknown, relating to or arising from (i) the matters and events which are, or as of the date of this Release, might be, the subject of Litigation, or any actual or potential counterclaim, whether or not compulsory in character, in Litigation; or (ii) any other matter, fact or event which has transpired, until the date of execution of this Settlement Agreement, in the course or as part of any relationship between AGU and JarredCherry. AGU acknowledges that it has no interest, financial or otherwise, in any projects of JarredCherry.

C. In consideration of the promises and covenants contained in this Settlement Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, JarredCherry does hereby release and forever discharge, and for his/hers/their heirs, beneficiaries, representatives, attorneys in fact and in law, successors and assigns does hereby release and forever discharge, AGU and its respective shareholders, officers, directors, partners, employees, representatives, agents, attorneys in fact and in law, heirs, successors and assigns, of and from any and all past, present or future claims, demands, actions, causes of action, suits in law or in equity, judgments, obligations, debts, agreements, covenants, liens, damages, expenses, losses, liabilities, damages, punitive damages, costs, expenses, and money benefits and compensation of any nature whatsoever, whether based on a tort, contract or other theory of recovery, from the beginning of the world to the date hereof, whether known or unknown, relating to or arising from (i) the matters and events which are, or as of the date of this Release, might be, the subject of Litigation, or any actual or potential counterclaim, whether or not compulsory in character, in Litigation; or (ii) any other matter, fact or event which has transpired, until the date of execution of this Settlement Agreement, in the course or as part of any relationship between AGU and JarredCherry.

3. Non-Survival of Other Agreements: Notwithstanding any other provision of this Settlement Agreement to the contrary, the Parties intend and hereby agree that the terms and conditions of all prior agreements by and among them shall be terminated and of no further legal effect. AGU agrees and acknowledges that it will have no financial interest and no ownership interest in any projects being developed by JaredCherry, including without limitation, the "Bklyn Zu" and Blackass" projects that were the subject of the litigation.

4. Conveyances:

A. AGU shall pay JarredCherry the sum of $90,000 payables as follows:

(i) $10.000 upon execution of this Agreement;

(ii) $10,000 per month for the eight consecutive months commencing 30 days from the execution of this Agreement.

5. Confidentiality Agreement: From and after the date of execution of this Settlement Agreement, this Settlement Agreement shall be kept and maintained confidentially among the Parties. No Party shall disclose any part or term of this Settlement Agreement to any other person or entity, without the prior written consent of all other parties, *except*, (i) AGU shall be entitled to disclose such facts concerning this Settlement Agreement as may be required under applicable laws, rules and regulations governing the conduct of business by public corporations, including, among other laws, the United States Securities Laws; (ii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement, if compelled to do so by an order of a court of competent jurisdiction, or a subpoena issued in connection with a judicial proceeding, only after a protective order is issued by a court preventing further disclosure of the terms of this Settlement Agreement by any of the parties to any such litigation; and (iii) any Party shall be entitled to disclose any or all of the terms of this Settlement Agreement in any judicial or arbitral proceeding commenced in order to enforce the terms of this Settlement Agreement.

No Party shall make any defamatory or disparaging comments about any other Party to this Agreement, its officers, employees or agents. No Party shall make any statement concerning this Settlement Agreement to any third party, other than as required by law, as set forth in this paragraph, and other than the following:

"AGU and Mr. JarredCherry have reached a settlement of their disputes in a manner and form satisfactory to both of them. The terms of the Settlement Agreement are confidential. No one may reveal any of the terms and conditions of the Settlement Agreement other than as required by law or an order of court."

Each Party will instruct those of its employees who have knowledge of the Litigation, or who have been involved in the settlement process, that they may not make any comment to anyone concerning the Settlement Agreement except to repeat the statement set forth in this paragraph.

6. Dispute Resolution:

A. Notice of Dispute. Notice of any dispute, controversy or claim ("Dispute") relating in any way to this Agreement, shall be provided promptly by written notice to the other Party specifying the facts underlying the Dispute. The Party receiving the Notice shall have thirty (30) days to cure any deficiency alleged in any such Notice. If any such default is not cured within thirty (30) days after any such Notice is actually received by one of the Parties, or his agent, specified below, then the Party sending the Notice shall be entitled, on the 31st day following receipt of such Notice to commence an action, in any court of competent jurisdiction, to enforce the terms of this Settlement Agreement.

B. Selection of Forum. The parties hereby agree that any action to enforce the terms of this Settlement Agreement, or otherwise arising under or relating to the terms of this Settlement Agreement, shall be brought in state or federal court of New York. As of the date of execution of this Settlement Agreement, JarredCherry's principal residence is in New York;

AGU's is in Florida. Prompt notice shall be given by a Party to each of the other Parties of any change to a Party's principal residence.

C. Authorization to Accept Service. The parties hereby authorize their respective attorneys, Mark S. Frey, Esq. and Bruce C. Rosetto, Esq., to act as their agents for service of process in connection with any action brought by either Party to enforce the terms of this Agreement, and each of the Parties hereby agrees that service of process upon such agent by registered mail, return receipt requested, or by personal delivery or overnight mail to such agent, shall constitute valid service upon the party whose agent is thus served. Should either said attorney ever cease to be agent for his principal hereunder, the other party shall be so informed and shall be informed of the identity of the successor Agent. If a new agent for receipt of process is not appointed, each of the parties agrees to any form of substituted service authorized under the law of the State of New York.

D. Award of Attorneys' Fees to Prevailing Party. The prevailing Party in any litigation brought to enforce the terms of this Settlement Agreement, or otherwise arising under or relating to the terms of this Settlement Agreement, shall be entitled to an award by the Court of his or its costs including reasonable attorneys' fees, in addition to such other relief as may be awarded the prevailing Party.

E. Injunctive Relief. The Parties expressly acknowledge that any remedy at law for breach of the terms of this Settlement Agreement, particularly the terms of paragraph 5, above, will be inadequate and will result in irreparable harm to the Parties. The Parties further agree that upon any such breach or threatened breach of the obligations imposed by this Settlement Agreement, any of the Parties will be entitled as a matter of right to seek injunctive relief in any court of competent jurisdiction, in equity or otherwise, without the necessity of proving actual damages or the inadequacy of a legal remedy. This injunctive remedy is in addition to any and all other rights and remedies available to the Parties at law or in equity, all of which rights and remedies are hereby reserved by all of the Parties to this Settlement Agreement.

7. Attorneys' Fees: Each Party shall pay any and all of their own legal fees, expert fees and any other costs relating to Litigation that have been incurred in connection with Litigation, prior and up to the date of execution of this Settlement Agreement, and that remain to be paid as of the date of execution of this Settlement Agreement, and no Party shall claim that any other Party is responsible for payment of any such fees or expenses.

8. Governing Law: This Settlement Agreement shall be construed in accordance with and governed in all respects by the law of the State of New York, without giving effect to any conflict of law provisions.

9. Further Assurances: Each Party shall, whenever called upon to do so by the other, forthwith deliver to or for the other Party any and all documents or instruments which may be necessary or proper to carry out the provisions of this Agreement, or to effectuate its intent and purpose, provided that such additional documents and instruments do not increase or change the obligations of the party being asked to sign the documents or instruments or create

obligations to parties not party to this Agreement or otherwise adversely affect the legal or financial rights of the party being asked to sign.

10. Notices: Every notice, request, demand, consent, approval or other communication (collectively, "Notice") which any Party hereto is required or permitted to give to any other party pursuant to this Agreement shall be in writing and shall be delivered by (a) personal delivery, (b) recognized overnight national courier service (such as Federal Express), (c) telecopy, or (d) certified or registered mail, return receipt requested, first class postage prepaid, as follows:

If to JarredCherry:
Frey & Goldstein LLP
Attn: Mark S. Frey
432 Park Ave. South
New York, NY 10016
Fax: 212-684-0920

If to AGU:
Blank Rome, LLP
Attn: Bruce C. Rosetto
1200 N. Federal Highway
Suite 417
Boca Raton, FL 33432
Fax: 561-417-8186

11. Entire Agreement: This Settlement Agreement is the entire understanding of the Parties concerning its subject matter, it supercedes all prior written or oral statements, representations, terms or promises, and neither party has made any promises to or agreements with the other Party, except for those stated in this Settlement Agreement. This Settlement Agreement may be modified only by a writing signed by each Party.

12. Severability: If any provision of this Settlement Agreement is held illegal, void or ineffective, then the remaining portions will remain in full force and effect so long as such remaining portions do not materially change the intent of this Settlement Agreement or the rights or obligations of the Parties. If any court or other tribunal construes any provision of this Settlement Agreement, or any portion of it, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered by it, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.

13. Authority: The persons executing this Settlement Agreement warrant and represent that they are duly authorized to execute this Agreement on behalf of the parties to whom they purport to act, and that their respective representatives have read this Settlement Agreement in full and understand its terms.

14. Counterparts: This Settlement Agreement is binding as of the date of this Settlement Agreement when any one or more of its counterparts, individually or taken together,

is signed by each of the Parties. This Settlement Agreement may be executed in any number of counterparts.

15. Facsimile: This Settlement Agreement may be effected by facsimile transmission of executed copies of the signature page delivered to counsel for the Parties.

IN WITNESS WHEREOF, the undersigned Parties have executed this as of the date first listed above.

JARREDCHERRY PRODUCTIONS, LLC

Jarred Weisfeld, Managing Member — DATE 6/21/05

Jarred Weisfeld — DATE 6/21/05

Cherry L. Jones

Cherry Jones — DATE 6/21/05

AGU Entertainment Corp.

By:

John W. Poling, CFO — DATE 6/20/05